EXHIBIT 99.1
Pega Cloud Continues to Expand in Third Quarter of 2020
•Pega Cloud ACV up 57% to $232 million and total ACV up 21% to $777 million
•Backlog grows 38% to $838 million
•Pega Cloud mix grows to 66% of new client commitments in Q3 2020
CAMBRIDGE, Mass. — October 28, 2020 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the third quarter of 2020.
“Our results through Q3 demonstrate our ability to forge through and succeed during a challenging time,” said Alan Trefler, founder and CEO, Pegasystems. “Digital transformation is central to our clients’ continued existence and prosperity, and our software is ideally suited for organizations that continue to face immediate needs today while they transform for tomorrow.“
“Our subscription revenue grew 27 percent year over year in the first nine months of 2020, reflecting the impact of passing the midpoint of our cloud transition,” said Ken Stillwell, CFO, Pegasystems. “This demonstrates the power of achieving ACV growth of more than 20 percent over multiple years. With over $450 million of cash and investments on the balance sheet and an impressive portfolio of enterprise clients, Pega is in a strong position to capture an even greater share of the $50+ billion market for digital transformation solutions.”
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Total revenue	$225,951	$216,703	4%	$718,917	$634,841	13%
Net (loss) - GAAP	$(19,267)	$(30,338)	36%	$(65,379)	$(91,351)	28%
Net (loss) - Non-GAAP	$(26,701)	$(17,961)	(49)%	$(44,905)	$(50,764)	12%
Diluted (loss) per share - GAAP	$(0.24)	$(0.38)	37%	$(0.82)	$(1.16)	29%
Diluted (loss) per share - Non-GAAP	$(0.33)	$(0.23)	(43)%	$(0.56)	$(0.64)	13%
(1) A reconciliation of our Non-GAAP and GAAP measures is at the end of this release.

(Dollars in thousands)	Three Months Ended September 30,				Change		Nine Months Ended September 30,				Change
	2020		2019				2020		2019
Pega Cloud	$54,776	24%	$35,153	16%	$19,623	56%	$147,080	20%	$94,610	15%	$52,470	55%
Maintenance	74,670	33%	70,371	32%	4,299	6%	220,587	31%	207,406	33%	13,181	6%
Term license	35,932	16%	48,989	23%	(13,057)	(27)%	170,455	24%	122,257	19%	48,198	39%
Subscription (2)	165,378	73%	154,513	71%	10,865	7%	538,122	75%	424,273	67%	113,849	27%
Perpetual license	3,852	2%	9,016	4%	(5,164)	(57)%	16,568	2%	43,286	7%	(26,718)	(62)%
Consulting	56,721	25%	53,174	25%	3,547	7%	164,227	23%	167,282	26%	(3,055)	(2)%
Total revenue	$225,951	100%	$216,703	100%	$9,248	4%	$718,917	100%	$634,841	100%	$84,076	13%
(2) Reflects client arrangements subject to renewal (Pega Cloud, maintenance, and term license).

Note: See the schedules at the end of this release for additional information.
Quarterly conference call
We will conduct a conference call and audio-only webcast at 5:00 p.m. EDT on October 28, 2020.
Members of the public and investors may join the call and participate in the question and answer session by dialing 1-800-289-0438 (domestic), 1-323-794-2423 (international), or via webcast (http://public.viavid.com/index.php?id=142049) by logging onto www.pega.com at least five minutes before the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP financial measures
To supplement our GAAP financial results presented, we provide Non-GAAP measures, including in this release. We utilize several different financial measures, both GAAP and Non-GAAP, to analyze and assess the business’ overall performance, make operating decisions, and forecast and plan for future periods. We prepare our annual financial plan on both a GAAP and a Non-GAAP basis. We use Non-GAAP measures in the evaluation process to establish management compensation because of the importance of these measures in managing the business.
The Non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, foreign currency transaction gains and losses, costs from the issuance of our convertible senior notes and the related capped call transactions, gains and losses arising from our venture investments, gains and losses from our capped call transactions, gains and losses from the change in the format of PegaWorld, and related income tax effects. Non-GAAP measures allow investors and others to better understand and evaluate operating results and prospects in the same manner as management, compare financial results across accounting periods, and better understand our core business's long-term performance. We also use Non-GAAP measures for purposes of determining company-wide incentive compensation.
Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures. Our Non-GAAP financial measures should only be read in conjunction with our consolidated GAAP financial statements.
A reconciliation of our Non-GAAP and GAAP measures is at the end of this release.
Forward-looking statements
In this press release, certain statements may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions identify forward-looking statements, which are based on current expectations and assumptions.
These forward-looking statements deal with future events, and are subject to various risks and uncertainties that are difficult to predict, including, but not limited to, statements about our future financial performance and business plans, the adequacy of our liquidity and capital resources, the continued payment of quarterly dividends, the timing of revenue recognition, management of our transition to a more subscription-based business model, variation in demand for our products and services, including among clients in the public sector, the impact of actual or threatened public health emergencies, such as the Coronavirus (COVID-19), reliance on third-party service providers, compliance with our debt obligations and debt covenants, the potential impact of our convertible senior notes and related Capped Call Transactions, reliance on key personnel, the continued uncertainties in the global economy, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks, security breaches and security flaws, our ability to protect our intellectual property rights and costs associated with defending such rights, maintenance of our client retention rate, and management of our growth. These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on our website at www.pega.com/about/investors.
Except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
The forward-looking statements contained in this press release represent our views as of October 28, 2020.
About Pegasystems
Pega is the leader in cloud software for customer engagement and operational excellence. The world’s most recognized and successful brands rely on Pega’s AI-powered software to optimize every customer interaction on any channel while ensuring their brand promises are kept. Pega’s low-code application development platform allows enterprises to quickly build and evolve apps to meet their customer and employee needs and drive digital transformation on a global scale. For more than 35 years, Pega has enabled higher customer satisfaction, lower costs, and increased customer lifetime value.

Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Software license	$39,784	$58,005	$187,023	$165,543
Maintenance	74,670	70,371	220,587	207,406
Pega Cloud	54,776	35,153	147,080	94,610
Consulting	56,721	53,174	164,227	167,282
Total revenue	225,951	216,703	718,917	634,841
Cost of revenue
Software license	691	676	2,354	2,982
Maintenance	5,478	6,688	16,645	19,315
Pega Cloud	19,717	17,824	56,238	47,769
Consulting	51,913	55,710	158,781	162,349
Total cost of revenue	77,799	80,898	234,018	232,415
Gross profit	148,152	135,805	484,899	402,426
Operating expenses
Selling and marketing	132,053	115,237	395,684	341,064
Research and development	60,024	52,492	177,620	152,802
General and administrative	17,907	14,843	49,192	41,693
Total operating expenses	209,984	182,572	622,496	535,559
(Loss) from operations	(61,832)	(46,767)	(137,597)	(133,133)
Foreign currency transaction gain (loss)	4,236	(1,970)	2,545	(3,577)
Interest income	243	598	1,092	1,865
Interest expense	(5,956)	(42)	(13,791)	(42)
Gain on capped call transactions	18,989	—	19,816	—
Other income, net	—	323	1,374	378
(Loss) before (benefit from) income taxes	(44,320)	(47,858)	(126,561)	(134,509)
(Benefit from) income taxes	(25,053)	(17,520)	(61,182)	(43,158)
Net (loss)	$(19,267)	$(30,338)	$(65,379)	$(91,351)
(Loss) per share
Basic	$(0.24)	$(0.38)	$(0.82)	$(1.16)
Diluted	$(0.24)	$(0.38)	$(0.82)	$(1.16)
Weighted-average number of common shares outstanding
Basic	80,537	79,200	80,191	78,928
Diluted	80,537	79,200	80,191	78,928

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net (loss) - GAAP	$(19,267)	$(30,338)	36%	$(65,379)	$(91,351)	28%
Amortization of intangible assets	1,018	1,017		3,051	5,608
Stock-based compensation (2)	27,925	21,846		76,755	60,242
Foreign currency transaction (gain) loss	(4,236)	1,970		(2,545)	3,577
Convertible senior notes	4,372	—		10,405	—
Capped call transactions	(18,989)	—		(19,816)	—
Venture investments	—	—		(1,374)	—
PegaWorld	—	—		2,515	—
Income tax effects (3)	(17,524)	(12,456)		(48,517)	(28,840)
Net (loss) - Non-GAAP	$(26,701)	$(17,961)	(49)%	$(44,905)	$(50,764)	12%

Diluted (loss) per share - GAAP	$(0.24)	$(0.38)	37%	$(0.82)	$(1.16)	29%
Non-GAAP adjustments	(0.09)	0.15		0.26	0.52
Diluted (loss) per share - Non-GAAP	$(0.33)	$(0.23)	(43)%	$(0.56)	$(0.64)	13%

Diluted weighted-average number of common shares outstanding - GAAP	80,537	79,200	2%	80,191	78,928	2%
Diluted weighted-average number of common shares outstanding - Non-GAAP	80,537	79,200	2%	80,191	78,928	2%
(1) Our Non-GAAP financial measures reflect adjustments based on the following items:
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by our acquisitions’ timing and size. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues. Amortization of intangible assets is likely to recur in future periods.
•Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.
• Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods.
•Convertible senior notes: In February 2020, we issued $600 million of convertible senior notes, which bear interest at an annual fixed rate of 0.75%. A debt discount resulting from the conversion feature and debt issuance costs reduced the convertible debt instrument's carrying value. Debt discount and issuance costs are amortized as interest expense over the debt’s life based upon an effective interest rate of 4.31%. We believe excluding these amounts provides a more useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses from our privately negotiated capped call transactions entered into concurrent with our issuance of the convertible senior notes to reduce potential dilution to our common stock upon any conversion of the convertible senior notes and/or offset any cash payments we are required to make in excess of the principal amount of convertible senior notes that may be converted, with such reduction and/or offset subject to a cap. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•Venture investments: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•PegaWorld: Due to the global COVID-19 pandemic, to help ensure the health and safety of attendees and employees, we converted our annual PegaWorld conference from a multi-day live event to a free virtual event. We have excluded the incremental fees we incurred due to the live event’s cancellation from our Non-GAAP operating expenses and profitability measures.

For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on these measures’ usefulness, see “Discussion of Non-GAAP financial measures” included in this release and below.

(2) Stock-based compensation was:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$5,100	$4,787	$15,636	$14,216
Selling and marketing	12,658	8,317	33,968	24,055
Research and development	5,765	4,858	17,066	13,990
General and administrative	4,402	3,884	10,085	7,981
	$27,925	$21,846	$76,755	$60,242
Income tax benefit	$(5,604)	$(4,430)	$(15,293)	$(12,226)
(3) Effective income tax rates were:

	Nine Months Ended September 30,
	2020	2019
GAAP	48%	32%
Non-GAAP	22%	22%
Our effective income tax rate under GAAP is subject to significant fluctuations due to various factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP results consistent with the effective income tax rate in our annual plan as established at the beginning of each year, given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2020	December 31, 2019
Assets
Cash, cash equivalents, and marketable securities	$468,028	$68,363
Receivables (billed and unbilled)	455,232	501,675
Goodwill	78,864	79,039
Other assets	485,203	335,735
Total assets	$1,487,327	$984,812
Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$134,283	$152,127
Deferred revenue, current	181,680	190,080
Convertible senior notes, net	513,794	—
Other liabilities	128,248	103,595
Stockholders’ equity	529,322	539,010
Total liabilities and stockholders’ equity	$1,487,327	$984,812

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Net (loss)	$(65,379)	$(91,351)
Adjustments to reconcile net (loss) to cash (used in) operating activities
Non-cash items	72,797	73,547
Change in operating assets and liabilities, net	(33,675)	4,342
Cash (used in) operating activities	(26,257)	(13,462)
Cash (used in) provided by investing activities	(210,701)	53,448
Cash provided by (used in) financing activities	449,630	(61,941)
Effect of exchange rate changes on cash and cash equivalents	183	(363)
Net increase (decrease) in cash and cash equivalents	212,855	(22,318)
Cash and cash equivalents, beginning of period	68,363	114,422
Cash and cash equivalents, end of period	$281,218	$92,104

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”)
(in millions, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV for term license and Pega Cloud contracts. Maintenance revenue for the quarter then ended is multiplied by four to calculate ACV for maintenance. Client Cloud ACV is composed of maintenance ACV and ACV from term license contracts. We believe the presentation of ACV on a constant currency basis enhances the understanding of our results, as it provides visibility into the impact of changes in foreign currency exchange rates, which are outside of our control. All periods shown reflect foreign currency exchange rates as of September 30, 2020.

	September 30, 2020	September 30, 2019	Change
Maintenance	$299	$286	$13	5%
Term	246	209	37	18%
Client Cloud	545	495	50	10%
Pega Cloud	232	148	84	57%
Total	$777	$643	$134	21%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Backlog represents contracted revenue that has not yet been recognized and includes deferred revenue and non-cancellable amounts expected to be invoiced and recognized as revenue in future periods.

	September 30, 2020
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$8,708	$50,788	$170,643	$211,661	$14,977	$456,777	54%
1-2 years	1,700	5,341	40,631	157,500	2,042	207,214	25%
2-3 years	—	7,052	18,277	93,283	770	119,382	14%
Greater than 3 years	—	4	9,597	44,363	653	54,617	7%
	$10,408	$63,185	$239,148	$506,807	$18,442	$837,990	100%

Change in Backlog Since September 30, 2019
	$560	$32,763	$49,056	$143,435	$3,593	$229,407
	6%	108%	26%	39%	24%	38%

	September 30, 2019
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$7,689	$25,948	$158,220	$133,785	$13,145	$338,787	56%
1-2 years	853	3,798	18,590	105,081	863	129,185	21%
2-3 years	1,306	591	8,323	72,915	841	83,976	14%
Greater than 3 years	—	85	4,959	51,591	—	56,635	9%
	$9,848	$30,422	$190,092	$363,372	$14,849	$608,583	100%